EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Balanced Index Fund
File Number: 811-7023
Registrant CIK Number: 0000889519


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series SEC Identifier S000002560
Class 1 SEC Identifier C000007054
Class 2 SEC Identifier C000007055
Class 3 SEC Identifier C000007056
Class 4 SEC Identifier C000035201

Item 72DD

1. Total Income dividends for which record date passed during the period                                           $ 52,407
2. Dividends for a second class of open-end company shares                                                         $ 32,623
3. Dividends for a third class of open-end company shares                                                          $ 38,492
4. Dividends for a forth class of open-end company shares                                                          $  6,009


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income	                                                                     $.29
        2. Dividends from a second class of open-end company shares                                                  $.30
        3. Dividends from a third class of open-end company shares                                                  $.304
	4. Dividends from a forth class of open-end company shares                                                  $.297


Item 74

U)      1. Number of shares outstanding                                                                              176,586
        2. Number of shares outstanding for a second class of shares of open-end company shares                      105,000
        3. Number of shares outstanding for a third class of shares of open-end company shares                       127,694
	4. Number of shares outstanding for a forth class of shares of open-end company shares                        30,458

V)      1. Net asset value per share (to the nearest cent)                                                           $22.09
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 $22.09
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  $22.09
	4. Net asset value per share of a forth class open-end company shares (to the nearest cent)                  $21.86

